UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2006

AgFeed Industries, Inc.
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(Exact name of registrant as specified in Charter)

Nevada	000-28195	20-2597168
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1095 Qing Lan Avenue
Economic and Technical Development Zone
Nan Chang City, Jiangxi Province
China 330013
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(Address of Principal Executive Offices)

86-0791-2189878
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(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1. On December 20, 2006, the registrant entered into and closed a share purchase agreement with Guangxi Huijie Sci. & Tech. Feed Co, Ltd. , a company formed pursuant to the laws of the People’s Republic of China (“Guangxi Huijie”), and the shareholders of Guangxi Huijie pursuant to which the registrant acquired all the outstanding shares of Guangxi Huijie for a total purchase price of eight million six hundred thousand Chinese Renmimbi (8,600,000 RMB), equivalent to approximately U.S. $1,100,420 based on exchange rates reported in the Wall Street Journal for December 20, 2006.

2. Registrant obtained the funds for the acquisition of the Guangxi Huijie shares by borrowing 8,600,000 RMB from Sunrise Capital International, Inc. The proceeds of the loan from Surise Capital International, Inc. were paid directly to the selling shareholders of Guangxi Huijie as consideration and as provided by the share purchase agreement. The registrant’s repayment obligation is evidenced by a promissory note bearing interest at the rate of seven percent per annum and maturing in six months. Registrant, at its option, may extend the maturity of the note an additional six months upon notice to the lender. Registrant may also prepay the note at any time without penalty.

Item 2.01 Completion of Acquisition or Disposition of Assets.

We refer to Item 1.01 above, “Entry into a Material Definitive Agreement” and incorporate the contents of that section herein, as if fully set forth under this Item 2.01.

Other than in respect of the transactions referred to above, there are no material relationships between the former shareholders of Guangxi Huijie and the registrant or any of its affiliates, or any director or officer of registrant or any associate of any such director or officer.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

(1) The financial statements of Guangxi Huijie for the nine months ended September 30, 2006 and 2005 (unaudited) and for the period from inception (August 2, 2004) to December 31, 2004 and the year ended December 31, 2005 are set forth as Exhibit 99.2 to this Current Report.

(b) Proforma financial information

The pro forma financial information as to the acquisition of the Guangxi Huijie shares required by Regulation S-X shall be filed by the Registrant within 71 calendar days after the date of filing of this Current Report.

(d) Exhibits
10.1 Share Purchase Agreement dated December 20, 2006 among AgFeed Industries, Inc., Guangxi Huijie Sci. & Tech. Feed Co, Ltd. and the shareholders of Guangxi Huijie Sci. & Tech. Feed Co, Ltd. set forth on the signature pages of the Agreement.

10.2 Promissory note of AgFeed Industries, Inc. payable to order of Sunrise Capital International, Inc. in the amount of 8,600,000 RMB.

99.2 Financial Statements of Guangxi Huijie Sci. & Tech. Feed Co, Ltd. for the nine months ended September 30, 2005 and 2004 (unaudited) and from inception (August 2, 2004) to December 31, 2004 and the year ended December 31, 2005, including the accompanying notes to the financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26 , 2006	AgFeed Industries, Inc.

By:	/s/ Xiong Junhong
Xiong Junhong Chief Executive Officer